Exhibit 4.10
EXECUTION VERSION
SERIES 2023-1 SUPPLEMENT
among
STACK INFRASTRUCTURE ISSUER, LLC,
394 PACIFIC DCP ABS, LLC,
SI ATL01 ABS, LLC,
SI CHI01 ABS, LLC,
SI DFW01 ABS, LLC,
SI POR02 ABS, LLC,
SI SVY01-02 ABS, LLC,
SI NAL01 ABS, LLC
and
SI NVA01 ABS, LLC,
as Obligors,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee
dated as of March 15, 2023
Secured Data Center Revenue Notes, Series 2023-1

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TABLE OF CONTENTS
i
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SERIES 2023-1 SUPPLEMENT
THIS SERIES 2023-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of March 15, 2023, is among Stack Infrastructure Issuer, LLC, a Delaware limited liability company (the “Issuer”), 394 Pacific DCP ABS, LLC, a Delaware limited liability company (“Portland I”), SI ATL01 ABS, LLC, a Delaware limited liability company (“Atlanta I”), SI CHI01 ABS, LLC, a Delaware limited liability company (“Chicago I”), SI DFW01 ABS, LLC, a Delaware limited liability company (“Dallas I”), SI POR02 ABS, LLC (f/k/a SI POR01 ABS, LLC), a Delaware limited liability company (“Portland II”), SI SVY01-02 ABS, LLC, a Delaware limited liability company (“Silicon Valley I”), SI NAL01 ABS, LLC, a Delaware limited liability company (“New Albany I”) and SI NVA01 ABS, LLC (“Northern Virginia I” and, together with Portland I, Atlanta I, Chicago I, Dallas I, Portland II, Silicon Valley I and New Albany I, the “Closing Date Asset Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Issuer, collectively, the “Obligors”), and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).
RECITALS
WHEREAS, the Obligors have entered into an Indenture, dated as of February 8, 2019 (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Indenture Trustee and the Obligors;
WHEREAS, the Issuer and the Asset Entities desire the Issuer to issue $250,000,000 aggregate principal amount of Secured Data Center Revenue Term Notes, Series 2023-1, Class A-2 Notes (the “Series 2023-1 Class A-2 Notes”), pursuant to this Series Supplement to the Indenture;
WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2023-1 Class A-2 Notes;
WHEREAS, the Series 2023-1 Class A-2 Notes constitute Notes as defined in the Indenture;
WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth;
WHEREAS, in accordance with the proviso to Section 13.01(i) through (x) of the Indenture, the Servicer, by its signature below, has agreed that this Series Supplement will not diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Indenture, under the Servicing Agreement or under any other Transaction Document; and
NOW, THEREFORE, it is mutually covenanted and agreed as follows:

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Article I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:
“Class A-2 Targeted Amortization Amount” shall mean, as of each Payment Date with respect to the Series 2023-1 Class A-2 Notes, $0.
“Closing Date” shall mean March 15, 2023.
“Date of Issuance” shall mean, with respect to the Series 2023-1 Class A-2 Notes, March 15, 2023.
“Indenture” shall have the meaning ascribed to it in the preamble hereto.
“Initial Purchasers” shall mean Morgan Stanley & Co. LLC, Guggenheim Securities, LLC, SMBC Nikko Securities America, Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Truist Securities, Inc. with respect to the Series 2023-1 Class A-2 Notes.
“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) amendments pursuant to Section 13.01 of the Indenture or (ii) the issuance of Additional Notes pursuant to Section 2.12(b) of the Indenture.
“Note Rate” shall, for the Series 2023-1 Class A-2 Notes, mean the rate per annum at which interest accrues on the Series 2023-1 Class A-2 Notes set forth in Section 2.01(a).
“Offering Memorandum” shall mean the Offering Memorandum dated March 8, 2023, relating to the offering by the Issuer of the Series 2023-1 Class A-2 Notes.
“Post-ARD Note Spread” shall, for the Series 2023-1 Class A-2 Notes, be the spread per annum set forth in Section 2.01(e).
“Prepayment Period” shall mean, in relation to the Series 2023-1 Class A-2 Notes, the period that commences on the Payment Date occurring in March 2026.
“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c).
“Rating Agency” shall mean, in relation to the Series 2023-1 Class A-2 Notes, S&P.
“Rating Agency Confirmation” shall mean, with respect to any matter and with respect to the Series 2023-1 Class A-2 Notes, notification in writing by the Rating Agency

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(which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that a proposed action, failure to act or other event specified in the Indenture or the other Transaction Documents will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to the Series 2023-1 Class A-2 Notes by such Rating Agency; provided, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Indenture, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.
“Rating Agency Declination” shall mean a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.
“S&P” shall mean, S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.
“Series 2023-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2023-1 Class A-2 Notes Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).
“Series 2023-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series Disposition Period Date” shall, for the Series 2023-1 Class A-2 Notes, have the meaning ascribed to it in Section 2.01(g).
Section 1.02Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;

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(b)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;
(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;
(f)all references to “$” are to United States dollars unless otherwise stated;
(g)any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns
(h)references to a Person are also to its permitted successors and assigns; and
(i)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified.
Article II
SERIES 2023-1 CLASS A-2 NOTE DETAILS; FORMS OF SERIES 2023-1 CLASS A-2 NOTES
Section 2.01Series 2023-1 Class A-2 Note Details.
(a)The aggregate principal amount of the Series 2023-1 Class A-2 Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in one Class designated as “Class A-2” with the initial principal balance, Note Rate and rating set forth below (except for Series 2023-1 Class A-2 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Series/Class	Initial Class Principal Balance	Note Principal Balance	Note Rate	Note Type	Rating (S&P)
Series 2023-1, Class A-2	$250,000,000	$250,000,000	5.900%	Term Notes	A-(sf)

(b)The “Series 2023-1 Class A-2 Notes Anticipated Repayment Date” for the Series 2023-1 Class A-2 Notes is the Payment Date in March 2028.
(c)The “Rated Final Payment Date” for the Series 2023-1 Class A-2 Notes is the Payment Date in March 2048.

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(d)The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2023-1 Class A-2 Notes shall be the April 2023 Payment Date. The initial Interest Accrual Period for the Series 2023-1 Class A-2 Notes shall consist of 41 days.
(e)The Post-ARD Note Spread for the Series 2023-1 Class A-2 Notes is the spread set forth below:

Series/Class	Post-ARD Note Spread
Series 2023-1, Class A-2	2.100%

(f)The Record Date for purposes of determining payments to the Noteholders of the Series 2023-1 Class A-2 Notes for the April 2023 Payment Date shall be March 31, 2023.
(g)The “Series Disposition Period Date” for the Series 2023-1 Class A-2 Notes is the Payment Date in March 2047.
Section 2.02Delivery of Series 2023-1 Class A-2 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2023-1 Class A-2 Notes and deliver the Series 2023-1 Class A-2 Notes to the Depositary.
Section 2.03Forms of Series 2023-1 Class A-2 Notes. The Series 2023-1 Class A-2 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.
Section 2.04No Class A-2 Targeted Amortization Amounts. There will be no Class A-2 Targeted Amortization Amounts with respect to the Series 2023-1 Class A-2 Notes.
Section 2.05Delivery of Liquidity Letter(s) of Credit / Funding of the Liquidity Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Liquidity Reserve Sub-Account an amount equal to $748,801 such that, as of the Closing Date, the sum of (x) the amount available to be drawn under any Liquidity Letters of Credit as of such date and (y) the amount on deposit in the Liquidity Reserve Sub-Account as of such date will not be less than the Required Liquidity Reserve Amount on the Closing Date (or will not be less than the Required Liquidity Reserve Amount after giving effect to any funds deposited into the Liquidity Reserve Sub-Account on the Closing Date). Any funds on deposit in the Liquidity Reserve Sub-Account in excess of the Required Liquidity Deposit Amount on the Closing Date (after giving effect to the delivery of any Liquidity Letters of Credit on the Closing Date) shall be released to the Issuer at the direction of the Issuer.
Section 2.06Funding of the Priority Expense Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Priority Expense Reserve Sub-Account.
Section 2.07Funding of the Executed Forward Starting Lease Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Executed Forward Starting Lease Reserve Sub-Account.
Section 2.08Funding of the Qualified New Lease Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Qualified New Lease Reserve Sub-Account.
Article III
CONSENT TO SPRINGING AMENDMENTS
Section 3.01Consent to Springing Amendments. Each of the Holders of the Series 2023-1 Class A-2 Notes by accepting its interest in the Series 2023-1 Class A-2 Notes is

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hereby deemed to consent to the Fourth Amendment Springing Amendments, the Sixth Amendment Springing Amendments and the Servicing Agreement Springing Amendments (each as defined in the Indenture) without any further action or consent on any such Holder’s part or on the part of any of its successors or assigns.
Article IV
GENERAL PROVISIONS
Section 4.01Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of March 15, 2023.
Section 4.02Notices. Notices required to be given to S&P by the Issuer and/or the Asset Entities or the Indenture Trustee shall be mailed to 55 Water Street, New York, New York 10041.
Section 4.03Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.04Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.05Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Series Supplement and the transactions contemplated hereby (including without limitation amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Article V
APPLICABILITY OF INDENTURE
Section 5.01Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.
STACK INFRASTRUCTURE ISSUER, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

394 PACIFIC DCP ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI ATL01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI CHI01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI DFW01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI POR02 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
[Signature Page to Series 2023-1 Supplement]

SI SVY01-02 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI NAL01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI NVA01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
[Signature Page to Series 2023-1 Supplement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By: /s/ Clarice Wright
Name: Clarice Wright
Title: Vice President
[Signature Page to Series 2023-1 Supplement]

The Servicer, by its signature below, hereby agrees that this Series Supplement will not diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Indenture, under the Servicing Agreement or under any other Transaction Document.
MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION
as Servicer

By:      /s/ David A. Eckels
    Name David A. Eckels
    Title: Senior Vice President
[Signature Page to Series 2023-1 Supplement]